Exhibit 99.1

Contact:
American Airlines	US Airways
Media Relations	Media Relations
Fort Worth, Texas	Tempe, Ariz.
817-967-1577	480-693-5729
mediarelations@aa.com	media.relations@usairways.com

FOR RELEASE: Friday, Aug. 31, 2012

AMR CORPORATION AND US AIRWAYS ANNOUNCE NON-DISCLOSURE AGREEMENT

FORT WORTH, Texas and TEMPE, Ariz. – AMR Corporation (“AMR”), the parent company of American Airlines®, and US Airways Group, Inc. (NYSE: LCC) today announced that they have entered into a non-disclosure agreement (“NDA”), under which the companies have agreed to exchange certain confidential information and, in close collaboration with AMR’s Unsecured Creditors Committee, to work in good faith to evaluate a potential combination.

The companies do not expect to provide any further announcements regarding the status of any such discussions unless and until the parties have entered into a transaction or discussions between the parties have been terminated. Furthermore, AMR and US Airways have each agreed while they are evaluating a potential combination that they and their representatives will not engage in discussions with other parties concerning a potential combination of AMR and US Airways. The companies noted that there can be no assurance that a transaction will result from these discussions.

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